SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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ProLogis

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Notice of 2004
Annual Meeting
and
Proxy Statement

14100 E. 35th Place

Aurora, Colorado 80011

March 31, 2004

Dear Shareholder,

      You are cordially invited to attend the annual meeting of shareholders of ProLogis, which will take place on May 18, 2004, in Aurora, Colorado.

      Details of the business to be conducted at the meeting are set forth in the accompanying notice of annual meeting and proxy statement.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and submit your proxy instructions by phone, via the Internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

      On behalf of the Board of Trustees, I would like to express our appreciation for your continued interest in ProLogis.

Sincerely,

K. Dane Brooksher
Chairman of the Board and
Chief Executive Officer

Every shareholder’s vote is important. Please complete, sign,

date and return your proxy form, or submit your vote and
proxy by phone or via the Internet

NOTICE OF 2004 ANNUAL MEETING
OF SHAREHOLDERS

10:30 a.m., May 18, 2004

ProLogis World Headquarters
14100 E. 35th Place
Aurora, Colorado 80011

March 31, 2004

To the Shareholders:

The ProLogis 2004 Annual Meeting of Shareholders will be held at ProLogis’s World Headquarters, 14100 E. 35th Place, Aurora, Colorado 80011, on Tuesday, May 18, 2004, at 10:30 a.m. for the following purposes:

1.     To elect four trustees;

2.     To approve the amended and restated 2000 share option plan for outside trustees;
3.     To approve the appointment of independent auditors for 2004; and
4.     To consider any other matters that may properly come before the meeting.

Shareholders of record at the close of business on March 17, 2004, are entitled to notice of, and to vote at, the meeting and any adjournments.

For the Board of Trustees,

Edward S. Nekritz
Secretary

PROXY STATEMENT
ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011

This proxy statement is furnished in connection with the solicitation of proxies by ProLogis on behalf of the board of trustees for the 2004 annual meeting of shareholders. Distribution of this proxy statement and a proxy card to shareholders is scheduled to begin on or about March 31, 2004.

You can ensure that your shares are voted at the meeting by submitting your instructions by phone, via the Internet, or by completing, signing, dating and returning the enclosed proxy or voting registration form in the envelope provided. You may still attend the meeting and vote despite submitting your instructions by any of these methods. A shareholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy, by notifying the inspector of election in writing of such revocation or, if previous instructions were given by phone or via the Internet, by providing new instructions by the same means.

SUMMARY OF PROPOSALS SUBMITTED FOR VOTE

•      Proposal 1: Election of Trustees

Nominees: At the annual meeting you will elect four trustees to the board. Each trustee will hold office until the 2007 annual meeting and until a successor is elected and has qualified. Nominees are Stephen L. Feinberg, Donald P. Jacobs, D. Michael Steuert, and J. André Teixeira.

Vote Required: You may vote for or withhold your vote from any of the trustee nominees. Assuming a quorum is present, the trustees receiving a plurality of the votes cast in person or by proxy at the meeting will be elected.

•	Proposal 2: Approval of Amended and Restated 2000 Share Option Plan for Outside Trustees

The Plan: At the annual meeting you will be asked to approve the amended and restated 2000 share option plan for outside trustees which, among other things, provides for option grants upon an outside trustee’s initial election to the board and annual grants of deferred share units.

Vote Required: You may vote for or vote against or abstain from voting on approval of the amended and restated plan. Assuming a quorum is present, the affirmative vote of a majority of the common shares voted at the meeting or by proxy, provided that the total votes cast represent at least a majority of the votes entitled to be cast, will be required to adopt the amended and restated plan.

•	Proposal 3: Approval of Independent Auditors

Independent Auditors: At the annual meeting you will be asked to approve the audit committee’s engagement of KPMG LLP as the company’s independent auditors for 2004.

Vote Required: You may vote for, vote against or abstain from voting on approval of the auditors. Assuming a quorum is present, the affirmative vote of a majority of the common shares voted at the meeting or by proxy, provided that the total votes cast represent at least a majority of the votes entitled to be cast, will be required to approve the auditors.

Your board of trustees unanimously recommends that you vote FOR each of the proposals listed above.

The foregoing are only summaries of the proposals. You

should review the full discussion of each proposal in the
attached proxy statement before casting your vote

ELECTION OF TRUSTEES	PROPOSAL 1

•	Nominees

The board of trustees is divided into three classes, with one class consisting of four, and two classes consisting of three trustees whose terms expire at successive annual meetings. At the 2004 annual meeting, four trustees are to be elected to hold office until the 2007 annual meeting and until their successors have been elected and have qualified. The four nominees for election at the annual meeting, all proposed by the board of trustees, are listed below with brief biographies. They are all now ProLogis trustees. We do not know of any reason why any nominee would be unable to serve as a trustee. If a nominee is unable to serve, however, proxies will be voted for the election of such other person as the board may recommend.

      The board unanimously recommends that the shareholders vote FOR the election of each nominee.

Stephen L. Feinberg. Trustee since January 1993

Mr. Feinberg, 59, has been Chairman of the Board and Chief Executive Officer of Dorsar Investment Co., a diversified holding company with interests in real estate and venture capital, since 1970. He is currently a Director of Security Capital Preferred Growth, Continental Transmission Corporation, MetaMetrics, Inc., St. John’s College, The Santa Fe Institute, and The Feinberg Foundation, Inc. He was formerly Chairman of the Board of St. John’s College, and a former director of Farrar, Strauss and Giroux, Inc. (a private publishing company), Molecular Informatics, Inc., Border Steel Mills, Inc., Springer Building Materials Corporation, Circle K Corporation, EnerServ Products, Inc., and Texas Commerce Bank-First State.

Donald P. Jacobs. Trustee since February 1996

Mr. Jacobs, 76, has been a faculty member of the J.L. Kellogg School of Management of Northwestern University since 1957. He is currently Dean Emeritus, having served as Dean from 1975 to 2001. He is a Director of Hartmarx Corporation, Terex Corporation, and CDW Computer Centers. He was formerly a Director of Commonwealth Edison and its parent company, Unicom, and formerly Chairman of the Public Review Board of Andersen Worldwide. He was Chairman of the Advisory Committee of the Oversight Board of the Resolution Trust Corporation for the third region from 1990 to 1992, Chairman of the Board of AMTRAK from 1975 to 1979, Co-Staff Director of the Presidential Commission on Financial Structure and Regulation from 1970 to 1971, and Senior Economist for the Banking and Currency Committee of the U.S. House of Representatives from 1963 to 1964.

D. Michael Steuert. Trustee since September 2003

Mr. Steuert, 55, has been Senior Vice President and Chief Financial Officer of Fluor Corporation, a publicly owned engineering and construction firm, since 2001. He was Senior Vice President and Chief Financial Officer of Litton Industries Inc. from 1999 to 2001. He was Senior Vice President and Chief Financial Officer of GenCorp Inc., a technology-based manufacturing company, from 1994 to 1999 and Vice President and Chief Financial Officer from 1990 to 1994. He has served as a Trustee of the Mental Health Association of Summit County (Ohio), as regional director of the Financial Executive’s Institute, and as a Director of GenCorp Inc. He was appointed by the board on September 25, 2003.

J. André Teixeira. Trustee since February 1999

Mr. Teixeira, 51, is Vice President, Global Innovation and Development, for Interbrew, Belgium, a publicly traded brewer. He was Chairman and Senior Partner with BBL Partners LLC, Moscow, Russia, a consulting and trading company specializing in the food and food ingredient industry from 2001 to 2002 and President of Coca-Cola for the Russia and Ukraine region, General Manager of Coca-Cola Russia, Ukraine and Belarus and Head of Representation for the Coca-Cola Export Corporation, Moscow from 2000 to 2001. He was General Manager/ President of the Coca-Cola Ukraine and Belarus region, Kiev from 1998 to 2000 and was with Coca-Cola in various capacities since 1978.

• Continuing Trustees

K. Dane Brooksher. Trustee since October 1993

Mr. Brooksher, 65, has been Chairman and Chief Executive Officer of ProLogis since March 1999 and was Co-Chairman and Chief Operating Officer from November 1993 to March 1999. Prior to joining ProLogis, he was Area Managing Partner and Chicago Office Managing Partner of KPMG Peat Marwick (now KPMG LLP), independent public accountants, where he served on the Board of Directors and Management Committee and as International Development Partner for Belgium and The Netherlands. He is a Director of Butler Manufacturing Company, the National Association of Manufacturers, Pactiv Corporation, and the Colorado Forum, a not-for-profit organization. He is an Advisory Board Member of the J.L. Kellogg School of Management of Northwestern University. He will begin a term as a Director of Qwest Communications International, Inc. in April 2004. Mr. Brooksher’s term as Trustee expires in 2005.

George L. Fotiades. Trustee since December 2001

Mr. Fotiades, 50, is President and Chief Operating Officer of Cardinal Health, Inc., a provider of services supporting the health care industry. He was previously President and Chief Executive Officer of Life Sciences Products and Services, a unit of Cardinal Health Inc. He was President and Chief Operating Officer of R. P. Scherer Corporation (which was merged into Cardinal Health, Inc. in August 1998), Executive Vice President and Group President from 1996 to 1998 and Group President of the Americas and Asia Pacific from 1996 to 1998. Mr. Fotiades’s term as Trustee expires in 2006.

Neelie Kroes. Trustee since May 2002

Ms. Kroes, 62, is a member of the Supervisory Boards of Volvo (Sweden) and the Thales Group. She served as President of Nyenrode University, a private university in The Netherlands, from May 1991 to April 2000. Before that, Ms. Kroes held various logistics-related positions in the Dutch government, including Cabinet Minister of Transportation, Public Works and Telecommunication. She was an assistant professor for transport areas at Erasmus University in Rotterdam, The Netherlands from May 1965 to August 1971. Ms. Kroes serves on various advisory boards including P&O Nedlloyd, Lucent Technologies B.V. and Nederlands Spoorwegen NV (Dutch Railways). Ms. Kroes’s term as Trustee expires in 2005.

Irving F. Lyons, III. Trustee since March 1996

Mr. Lyons, 54, has been Vice Chairman of ProLogis since December 2001 and Chief Investment Officer since March 1997. He was President of ProLogis from March 1999 to December 2001, Co-Chairman from March 1997 to March 1999, and Managing Director of ProLogis from December 1993 to March 1997. From 1979 to 1993, he was a Managing Partner of King & Lyons, a San Francisco Bay Area industrial real estate development and management company. He is a board member of ProLogis Macquarie Trust. Mr. Lyons’s term as Trustee expires in 2006.

Kenneth N. Stensby. Trustee since March 1999

Mr. Stensby, 64, has been Senior Vice President, Mortgage Origination, with Heitman Real Estate Investment Management since September 2003. He was a Director of Meridian Industrial Trust, Inc. from 1996 to March 1999, when it was merged with and into ProLogis. He was President and Chief Executive Officer of United Properties, a Minneapolis-based diversified real estate company, from 1974 until his retirement in January 1995. He is past President of the National Association of Industrial and Office Parks and was a Director of First Asset Realty Advisors, a pension advisory subsidiary of First Bank of Minneapolis and Corner House. Mr. Stensby’s term as Trustee expires in 2005.

William D. Zollars. Trustee since June 2001

Mr. Zollars, 56, has been Chairman, President and Chief Executive Officer of Yellow Corporation, a holding company specializing in the transportation of industrial, commercial and retail goods, since 1999. From 1996 to 1999, he was President of Yellow Freight System, Inc., Yellow Corporation’s principal operating subsidiary, and he was a Senior Vice President of Ryder Integrated Logistics, Inc. from 1994 to 1996 He is currently a Director of Butler Manufacturing Co. Mr. Zollars’s term as Trustee expires in 2006.

CORPORATE GOVERNANCE

ProLogis remains committed to furthering meaningful corporate governance and maintaining a business environment of uncompromising integrity. We recently advanced these objectives after reviewing our existing governance policies and the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange (NYSE). Our board has formalized several new policies, procedures and standards of corporate governance reflected in our governance guidelines which are attached to the proxy statement in Appendix A. These governing principles, some of which we touch on below, can also be viewed together with any future changes on the ProLogis website at www.prologis.com.

      Trustee Independence. We require that a majority of our board be outside trustees and independent under the new listing standards adopted by the NYSE. To determine whether a trustee is independent, the board must affirmatively determine that there is no direct or indirect material relationship between the company and the trustee. The board has determined that all of the current trustees except Mr. Brooksher and Mr. Lyons are independent. The board reached its decision after reviewing trustee questionnaires, considering transactions and relationships between each trustee or any member of his or her immediate family and the company, examining transactions and relationships between trustees or their affiliates and members of our senior management and their affiliates, and considering all other relevant facts and circumstances. The board has also determined that all members of the audit, compensation and governance committees are independent in accordance with NYSE and Securities and Exchange Commission (SEC) rules and that all members of the audit committee are financially literate.

      Presiding Trustee. Our outside trustees, meaning those who are not officers or employees of ProLogis, meet in regular executive sessions without management being present. The chair of these executive sessions is determined on a rotating basis as established by the chairman of the board. We believe, and our experience confirms, that this practice affords guided, thoughtful leadership at all meetings or executive sessions of the outside trustees without the need to designate a lead trustee.

      Communicating with Trustees. You can communicate with any of the trustees, individually or as a group, by writing to them c/o Edward S. Nekritz, Secretary, ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011. All communications should prominently indicate on the outside of the envelope that it is intended for the full board, for outside trustees only, or for any particular group or member of the board. Each communication intended for the board and received by the secretary which is related to the operation of the company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. The outside trustees will be advised of any communications so excluded and it will be made available to any outside trustee who wishes to review it.

      Shareholder Nominations for Trustee. The governance committee considers shareholder nominations for trustees and screens all potential candidates in the same manner regardless of the source of the recommendation. Proposed nominees should be submitted to the committee following the same requirements as shareholder proposals generally and, like all proposals, must satisfy and will be subject to our bylaws and applicable rules and regulations. Submittals should also contain a brief biographical sketch of the candidate, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating person’s share ownership. The committee reviews its recommendations with the board, which in turn decides final nominees. The committee may look at a variety of factors in identifying potential candidates and may request interviews or additional information as it deems necessary. There are no minimum qualifications that the committee believes must be met by a nominee. In the course of identifying and evaluating candidates, the committee will sometimes retain executive search firms as it did in locating Mr. Steuert, a first-time nominee, to identify candidates for the board who are then screened following the same procedures as all other candidates. In addition to shareholder nominees, the committee will consider candidates recommended by trustees, officers, third party search firms, employees and others.

      Code of Ethics and Business Conduct. We have adopted a code of ethics and business conduct entitled A Commitment to Excellence and Integrity which can be viewed on the ProLogis website at www.prologis.com. Our code details the expected behavior of all employees in routinely applying our institutional and personal values of honesty, integrity and fairness to everything we do at ProLogis. The code outlines in great detail the key principles of ethical conduct expected of ProLogis employees, officers and trustees, including matters related to conflicts of interest, use of company resources, fair dealing and financial reporting and disclosure. The code also establishes formal procedures for reporting illegal or unethical behavior.

BOARD OF TRUSTEES AND COMMITTEES

Our board of trustees currently consists of ten trustees, eight of whom are independent under the requirements of the NYSE listing rules. The board held six meetings during 2003 and all trustees attended 75% or more of the board meetings and meetings of the committees on which they served. The board recently adopted a policy that each trustee is expected to attend annual meetings of the company absent cause, and all but one trustee attended the annual meeting last year. The four standing committees of the board are an audit committee, an investment committee, a management development and compensation committee, and a governance and nomination committee.

      Audit Committee. The members of the audit committee are trustees Stensby, who chairs the committee, Fotiades, Kroes and Steuert. This committee’s primary duties and responsibilities include: (1) selecting and overseeing our independent auditors, and the quality and integrity of the accounting, auditing, and reporting practices of the company in general, (2) approving audit and non-audit services provided to the company, (3) monitoring our internal system of audit and disclosure controls, and (4) reviewing the adequacy of its charter on an annual basis. The board has determined that Mr. Steuert is qualified as an audit committee financial expert within the meaning of the SEC regulations and that each member is financially literate. There were four meetings of the committee in 2003 and its report appears on page 18. The audit committee’s responsibilities are stated more fully in its charter which was adopted by the board, a complete copy of which is attached to the proxy statement in Appendix B. The charter can also be viewed, together with any future changes, on the ProLogis website at www.prologis.com.

      Investment Committee. The members of the investment committee are trustees Feinberg, who chairs the committee, Stensby and Zollars. This committee is responsible for approving material acquisitions, dispositions and other investment decisions of the company between meetings of the full board. Any decisions made by the committee are reported to the full board at its next quarterly meeting. There were seven meetings of the committee in 2003.

      Management Development and Compensation Committee. The members of the management development and compensation committee are trustees Jacobs, who chairs the committee, Feinberg and Zollars. The primary responsibilities of this committee, which we typically refer to as our compensation committee, are to (1) review executive compensation and make recommendations the board, (2) oversee and advise the board on compensation and benefits programs, succession planning and executive development, and (3) review the adequacy of its charter on an annual basis. There were four meetings of the committee in 2003 and its report appears on page 10. The committee’s responsibilities are stated more fully in its charter which can be viewed, together with any future changes, on the ProLogis website at www.prologis.com.

      Governance and Nomination Committee. The members of the governance and nomination committee are trustees Fotiades, who chairs the committee, Jacobs, Kroes and Teixeira. The primary responsibilities of this committee, which we typically refer to as our governance committee, are to (1) review potential board nominees and give candidate recommendations to the board, (2) assess and make recommendations to the board on corporate governance matters and develop and recommend governance principles to the board, (3) assist with annual self-evaluations of the board and its committees and make recommendations to the board concerning committee appointments, and (4) review the adequacy of its charter on an annual basis. There were three meetings of the committee in 2003. The committee’s responsibilities are stated more fully in its charter which can be viewed, together with any future changes, on the ProLogis website at www.prologis.com. The committee will consider shareholder recommendations for board candidates, which should be sent to the Governance and Nominating Committee, c/o Edward S. Nekritz, Secretary, ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011. For more information on procedures for submitting nominees, refer to shareholder proposals under Additional Information below.

INFORMATION RELATING TO TRUSTEES, NOMINEES
AND EXECUTIVE OFFICERS

The following table shows the number of shares beneficially owned as of March 17, 2004, by each of our trustees, investors known to us who beneficially own five percent or more of our common shares, our six most highly paid executive officers, and trustees and executive officers as a group.

Common Shares Beneficially Owned

Name [1]	Shares [2]	% of Total

Deutsche Bank AG [3]	13,323,450	7.35
Stichting Pensioenfonds ABP [4]	9,828,000	5.42
K. Dane Brooksher [5]	1,533,657	*
Stephen L. Feinberg [6]	331,074	*
George L. Fotiades	18,186	*
Donald P. Jacobs [7]	38,665	*
Neelie Kroes	8,737	*
Irving F. Lyons, III [8]	1,447,723	*
Walter C. Rakowich [9]	407,730	*
Jeffrey H. Schwartz [10]	566,876	*
John W. Seiple, Jr. [11]	271,249	*
Kenneth W. Stensby [12]	57,881	*
D. Michael Steuert	442	*
J. André Teixeira	28,065	*
Robert J. Watson [13]	324,600	*
William D. Zollars	10,426	*

All trustees and executive officers as a group (17 total) were 5,498,331, 3.03% of total

* Less than 1%

1 Unless otherwise indicated, the principal address is c/o ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011.

2 This column includes shares that may be acquired within 60 days through the exercise of nonvoting options and conversion of restricted share units, and associated dividend equivalent units for each, as follows: Mr. Brooksher (1,108,015/ 249,731); Mr. Lyons (834,977/ 68,526); Mr. Rakowich (337,435/ 41,138); Mr. Schwartz (360,119/ 54,821); Mr. Seiple (193,342/ 54,821); and Mr. Watson (242,366/ 54,821). The foregoing were granted under the 1997 share plan and also include shares under our 401(k) plan. Also reflects shares that may be acquired within 60 days through the exercise of options and associated dividend equivalent units, and shares for deferred trustees fees, as follows: Mr. Feinberg (20,241/ 11,721); Mr. Fotiades (6,250/ 3,090); Mr. Jacobs (20,241/ 10,730); Ms. Kroes (6,250/ 2,467); Mr. Stensby (47,745/ 9,135); Mr. Steuert (442/0); Mr. Teixeira (20,241/ 7,746); Mr. Zollars (6,250/ 4,176). The foregoing were granted under the outside trustees option plans discussed in detail below. Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and investment power.

3 Holdings reported in SEC Schedule 13G filed on February 12, 2004. Based on the report, Deutsche Bank AG had sole voting power as to 13,298,334 shares, sole investment power as to 13,267,950 shares, and shared investment power as to 1,600 shares. The address of Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

4 Holdings reported in SEC Schedule 13G filed on February 6, 2004. Based on the report, Stichting Pensioenfonds ABP had sole voting power as to 9,828,000 shares and sole investment power as to 9,828,000 shares. The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heelen, The Kingdom of the Netherlands.

5 Includes 1,604 shares held by Mr. Brooksher’s wife as to which he disclaims beneficial interest, and 21,033 shares held under our non-qualified savings plan.

6 Includes 109,104 shares owned by Dorsar Partners, LP, 12,820 shares owned by SWD Partners LP, and 55,000 shares owned by Dorsar Investment Company, all of which Mr. Feinberg may be deemed to share voting and dispositive power. Includes 26,000 shares in two trusts, one in which Mr. Feinberg is a beneficiary and the other, in which he is trustee, a relative is the beneficiary.

7 Includes 300 shares held in trust for the benefit of Mr. Jacobs’s children.

8 Includes 19,365 shares in a trust for Mr. Lyons’s family of which he is trustee and beneficiary and 388 shares owned by his children. Also includes 481,649 shares which are issuable upon exchange of limited partnership units. The limited partnership interest is explained further below under the section titled “Certain Relationships and Related Transactions.”

9 Includes 549 shares in a trust for Mr. Rakowich’s family of which he is a beneficiary, 872 shares owned by his children, and 504 shares in a trust in which Mr. Rakowich is trustee and for which he disclaims beneficial ownership.

10 Includes 128,265 shares which are issuable upon exchange of limited partnership units and 6,071 shares held under our non-qualified savings plan. The limited partnership interest is explained further below under the section titled “Certain Relationships and Related Transactions.”

11 Includes 961 shares held by Mr. Seiple’s children.

12 Includes 27,504 shares issuable upon exercise of options under the Meridian Industrial Trust, Inc. Employee and Director Incentive share plan.

13 Includes 866 shares held in trust for Mr. Watson’s family, 433 shares held by his wife, and 1,150 shares held by the estate of Mr. Watson’s late father.

•	Outside Trustee Compensation

      Annual Retainer and Meeting Fees. In addition to reimbursement of expenses incurred in attending board and committee meetings, starting in May of 2003 outside trustees receive an annual retainer of $35,000, $1,000 for attendance at board meetings, $1,000 for attendance at their respective committee meetings (except for investment committee and earnings review calls with the audit committee), $5,000 for serving on the investment committee and $2,000 per committee for serving on the audit, compensation or governance committees. The chair of each committee except the investment committee receives an additional annual retainer of $1,000. The retainer and fees are paid in common shares quarterly based on the then current market price set by the ProLogis 1999 Dividend Reinvestment and Share Purchase Plan (DRPP). Unless payment is deferred by an outside trustee, the fees are paid into, and the common shares purchased remain in, the DRPP. The common shares cannot be transferred while the outside trustee remains a trustee. An outside trustee may elect to defer his or her retainer and fees for a minimum of two years or until his or her term as trustee expires.

      Options. Under the ProLogis 2000 Share Option Plan for Outside Trustees, an outside trustee is granted an option at each annual meeting to purchase 5,000 common shares at a price equal to the grant date closing price on the NYSE. The options generally vest in equal installments over four years and dividend equivalent units (DEU) have not been granted on outside trustee options after 2001.

•	Amended and Restated 2000 Share Option PROPOSAL 2
        Plan for Outside Trustees

It is proposed that the 2000 Share Option Plan for Outside Trustees be amended to provide for the following:

      Options. An outside trustee will be granted a single option on the date of his or her initial election to the board. The board will determine the number of shares subject to the option and the option price will equal our grant date closing price on the NYSE. The option is fully vested on the grant date and will expire ten years thereafter, subject to earlier termination in certain instances as set forth in the amended and restated plan.

      Deferred Share Units. In lieu of the annual grant of options previously given to trustees under the plan, each outside trustee, annually on a date determined by the board, will be granted deferred share units totaling $50,000 worth of shares based on our grant date closing price on the NYSE. The units will be credited with DEUs at the end of each calendar year and those DEUs will accumulate additional DEUs based on the same formula. All DEUs, whether granted under this plan or another, are paid as common shares at a rate of one share per DEU and vest using the same schedule as the underlying option or grant. They are calculated at the end of each year by taking our annual dividend, multiplying the number of shares underlying the associated grant, and dividing the annual average share price. An outside trustee’s deferred share units and DEUs will be paid in the form of shares when the outside trustee’s service terminates.

      The board unanimously recommends that the shareholders vote FOR the following proposal:

      Resolved that the 2000 Share Option Plan for Outside Trustees, as amended and restated in the form attached as Appendix C, is hereby approved and adopted.

•	Certain Relationships and Related Transactions

Last year General Electric Capital Corporation was our largest shareholder until July 21, 2003, when it divested all of its holdings. Notwithstanding its ownership for only part of last year, we are required to discuss certain transactions with GE and its affiliates. We leased space to GE and its affiliates on market terms no less favorable to ProLogis than those that could be obtained with unaffiliated third parties. All told, we earned base rental income from GE from January through July of last year equal to approximately $1.6 million. In 2002, we contracted with General Electric Company to build a 1.0 million square foot distribution facility at a cost of approximately $27.5 million which it began leasing from us upon completion in September 2003.

      Last year ProLogis Limited Partnership-I refinanced a $26 million secured loan with Prudential Life Insurance Company. In connection with the refinancing, Mr. Lyons, through his indirect interest in the limited partnership, entered into a guaranty of the debt. Also last year, Mr. Schwartz guaranteed $235,000 of the debt of ProLogis Limited Partnership-III and $2,750,000 of the debt of ProLogis Limited Partnership-IV. The guaranties were neither required by nor did they affect the company, but were entered into for reasons personal to Mr. Lyons and Mr. Schwartz.

      Those familiar with our history will remember that we made significant strides in the company’s growth by acquiring two sizeable portfolios from entities in which Mr. Lyons and Mr. Schwartz, respectively, were principal officers. Their transactions were negotiated at arms length before either was affiliated with ProLogis. As a result of those transactions, Mr. Lyons owns an indirect 1.8% interest in ProLogis Limited Partnership-I (equal to 481,649 units) valued at $15,456,116 based on our December 31, 2003, closing price. Mr. Schwartz owns 4.75% of ProLogis Limited Partnership-III (equal to 78,678 units) valued at $2,524,777, and owns an indirect 1.1% interest in ProLogis Limited Partnership-IV (equal to 49,587 units) valued at $1,591,247, all based on our December 31, 2003, closing price.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of ProLogis’s previous or future filings under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

      The compensation committee is responsible for recommending to the board the salaries and other compensation of certain executive officers of the company, including the chief executive officer. Each member of our compensation committee is an independent trustee under the NYSE listing requirements. The committee’s function is more fully described in its charter which has been approved by our board. The charter can be viewed, together with any future changes that may occur, on the ProLogis website at www.prologis.com.

•	Executive Compensation Philosophy

Our compensation philosophy is to reward superior executive performance and to attract and retain executives that will drive ProLogis’s success and industry leadership. We review and recommend all executive compensation policies, review the performance of senior executives, and evaluate the effectiveness of our executive compensation programs in hiring, motivating, and retaining key employees while creating long-term shareholder value. The programs are primarily designed to:

—	Provide executives with compensation balanced between cash and shares with a significant portion of total compensation at risk, tied to performance of the company and the individual officer;
—	Align executives with shareholders with an equity stake in the company; and
—	Achieve these goals through salary and bonus, share options, restricted share units, and long-term performance awards.

      All share option grants and awards are made under the ProLogis 1997 Long-Term Incentive Plan which the shareholders approved in 1997 and again in 2000 and 2002. Each component is discussed in greater detail below, as well as other steps used in rewarding, incentivizing and retaining our key executives.

•	Compensation Elements for Executive Officers

The basic elements of our compensation approach are:

      Salary and Bonus. Salary is paid for ongoing performance throughout the year and we generally pay at mid-market levels, as confirmed annually by our compensation consultant. Bonuses are paid in January for prior year performance and are based upon individually established performance goals and the performance of the company on the whole. Bonus awards have historically equaled an amount which achieves a targeted level of competitive total compensation consistent with performance.

      Options. We believe that share options are an effective incentive for executive officers and other key employees in performance and retention, and they promote a close identity of interests between the executives and the shareholders. The executive benefits only when the share price rises for all shareholders and the awards in general vest ratably over four years. Options have an exercise price equal to the average of the high and low price of our shares on the grant date. The size of share option grants was based on various factors relating to the responsibilities of the executive officers and their expected future contributions. Options cannot continue beyond the first of (i) ten years from the date they were granted, and (ii) up to one year after employment is terminated, the timing of which varies based on the reason for termination. DEUs have not been awarded with options after 2001. The number of share options granted to our six most highly paid executive officers, and the value of the awards, are shown in the summary compensation table below.

      Performance Share Awards (PSAs). We periodically grant PSAs to some executives because, like options, we believe they promote a close identity of interests between executives and shareholders. PSAs are contingent target awards given before the annual performance period begins and are successfully earned the following year only if certain weighted objective and subjective criteria established by the committee are satisfied. We can award a greater or lesser number of PSAs if an executive exceeds or falls short of the established performance criteria. Each award is worth one common share and, if earned, will typically vest two years after the end of the performance period. PSAs encourage continued service because unvested PSAs are forfeited if the executive leaves the company before restrictions have lapsed. The committee typically grants DEUs with the awards which in turn accumulate additional DEUs. The market value as of the grant date of PSAs awarded in the last three years to the six most highly paid executive officers is shown in the summary compensation table on page 13.

      Restricted Share Units (RSUs). We also periodically grant RSUs on a highly selective basis to key executives who are critical to our long-term success and where retention is of great importance. Each unit is worth one common share and the awards typically vest ratably over four years. The committee typically grants DEUs with the awards which in turn accumulate additional DEUs. As with PSAs, unvested RSUs are forfeited when an executive’s service with the company is terminated. The market value as of the grant date of RSUs awarded in the last three years is also shown in the summary compensation table on page 13.

•	How Executive Pay Levels are Determined

As an executive’s level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual’s compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the position’s role and relative impact on business results consistent with ProLogis’s variable pay-for-performance philosophy.

      Executive compensation last year was determined after we assessed the nature and scope of the executive officers’ responsibilities, their effectiveness in enhancing the long-term interests of our shareholders, their success within applicable practice areas, and their demonstrated focus on promoting integrity within the company. We also retained an independent compensation consultant to assess our programs and ascertain their relative competitiveness against a comparison group of companies that are most likely to compete with us for the services of the executive officers. After analyzing the consultant’s findings, we have concluded that our compensation packages are generally competitive with market practices for most senior executives.

•	Basis for Chief Executive Officer Compensation

For 2003, we paid Mr. Brooksher $675,000 in salary which was the same in 2002. We also paid him a cash bonus of $1,000,000. We considered this level of pay and bonus appropriate for the following reasons: his continued performance in providing the vision and strategic direction of the company; his commitment to integrity and implementing several new governance measures to that end; the company’s inclusion in the S&P 500 Index; growing assets owned and under management by over 13% to more than $11.7 billion; achieving total shareholder return of 34.6%; growing management fees and our share of funds from operations from property funds by over 25%; continuing to expand our presence globally; and increasing the dividend for a tenth consecutive year. Last year, we also granted Mr. Brooksher 300,000 stock options and 50,000 RSUs, all of which vest in equal installments over four years, and 72,000 performance shares, which vest entirely in two years.

•	Tax Deductibility under Section 162(m)

As noted above, the company’s compensation policy is largely based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to certain senior executives. We believe that the company should be able to continue to manage the executive compensation program for these officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

      The foregoing report on executive compensation for 2003 is provided by the following trustees, who constituted the management development and compensation committee at the end of 2003:

Donald P. Jacobs (Chair)
Stephen L. Feinberg
William D. Zollars

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards

					Awards		Payout

					Restricted	Shares
Name and				Other Annual	Share	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation [1]	Awards [2]	Options [3]	Payout [4]	Compensation [5]

K. Dane Brooksher	2003	$675,000	$1,000,000	$0	$3,914,980	300,000	$1,059,240	$259,319[6]
Chairman and	2002	675,000	800,000	0	1,579,420	384,673	0	264,982[6]
Chief Executive Officer	2001	650,000	1,150,000	0	860,400	168,483	0	255,491[6]

Irving F. Lyons, III	2003	$450,000	$600,000	$0	$2,438,840	150,000	$630,500	$14,850
Vice Chairman and	2002	450,000	480,000	0	1,033,665	232,673	0	17,684
Chief Investment Officer	2001	425,000	625,000	0	505,485	110,161	0	20,652

Walter C. Rakowich	2003	$340,000	$300,000	$0	$1,504,320	75,000	$277,420	$13,749
Managing Director and	2002	340,000	240,000	0	425,035	120,837	0	11,688
Chief Financial Officer	2001	320,000	375,000	0	209,723	45,360	0	13,229

Jeffrey H. Schwartz	2003	$340,000	$350,000	$0	$1,764,950	75,000	$176,540	$7,129
President and Chief Operating	2002	248,461	240,000	56,129	425,035	130,804	0	6,745
Officer for Asia and President	2001	0	0	135,854	0	0	0	8,319
of International Operations

John W. Seiple, Jr.	2003	$340,000	$300,000	$0	$1,492,185	75,000	$277,420	$13,749
President and	2002	340,000	240,000	0	425,035	120,837	0	11,688
Chief Investment Officer	2001	320,000	375,000	0	209,723	45,360	0	13,229
for North America

Robert J. Watson	2003	$346,216	$250,000	$118,490	$1,219,420	70,000	$252,200	$13,301
President of	2002	321,199	240,000	491,790	425,035	130,804	0	12,849
North American	2001	306,640	325,000	489,975	209,723	45,360	0	14,392
Operations

1 Amounts in this column reflect incremental costs to the company for certain officers working abroad. Amounts reflect reimbursement of Mr. Schwartz for foreign tax payments made in 2001 and 2002, and reimbursement of Mr. Watson for foreign tax payments made in 2001, 2002, and 2003 ($409,742, $421,582, $36,062) and payment of a housing allowance to Mr. Watson in 2001, 2002 and 2003.

2 This column shows the market value of the restricted share units and performance share awards on the date of the grant. Our closing price per share as of December 31, 2001 was $21.51, December 31, 2002 was $25.15, and December 31, 2003 was $32.09. The aggregate holdings and market value of the unvested restricted shares held as of December 31, 2003, by the individuals listed are: Mr. Brooksher (184,800 shares, $5,930,232); Mr. Lyons (117,100 shares, $3,757,739); Mr. Rakowich (64,900 shares, $2,082,641); Mr. Schwartz (71,900 shares, $2,307,271); Mr. Seiple (63,400 shares, $2,034,506); and Mr. Watson (54,900 shares, $1,761,741). The “value” is calculated according to SEC rules assuming all shares are vested as of December 31, 2003, which in fact, they have not. Performance awards vest two years after they are earned and restricted share units in general vest ratably over four years. All awards and units are forfeited by the executive if employment terminates before vesting. Awards are granted under our 1997 share plan and earn DEUs.

3 Amounts in 2002 include the following special grants to compensate for tax and dividend loss on shares sold to the company, the proceeds of which were used to pay down existing company loans: Mr. Brooksher (99,673 shares), Mr. Lyons (99,673 shares), Mr. Rakowich (49,837 shares), Mr. Schwartz (59,804 shares), Mr. Seiple (49,837 shares) and Mr. Watson (59,804 shares). Option grants in 2001 received DEUs, but grants in 2002 and 2003 did not. Options are granted under our 1997 share plan.

4 Represents performance share awards earned in 2000 and paid out in January 2003 pursuant to our 1997 share plan.

5 Amounts include contributions we made under the company 401(k) plan in 2003, 2002, and 2001 as follows: Mr. Brooksher $6,000, $6,000, $5,100; Mr. Lyons $6,000, $6,000, $5,100; Mr. Rakowich $6,000, $5,500, $5,100; Mr. Schwartz $0, $0, $0; Mr. Seiple $6,000, $5,500, $5,100; and Mr. Watson $6,000, $6,000, $5,100. Also reflects the cost of term life and life insurance (approximately $1,689 per individual in 2003, $1,678 in 2002, and $1,405 in 2001) and imputed interest income for 2001 and 2002 on loans from the company at rates below those mandated by the IRS as follows: Mr. Brooksher $13,866, $9,350; Mr. Lyons $13,866, $9,350; Mr. Rakowich $6,933, $4,675; Mr. Schwartz $8,319, $5,610; Mr. Seiple $6,933, $4,675; and Mr. Watson $8,319, $5,610. And includes value and tax offset payment for grants of Macquarie ProLogis Trust stock in 2003 as follows: Mr. Brooksher $6,236; Mr. Lyons $6,516; Mr. Rakowich $6,236; Mr. Schwartz $5,994; Mr. Seiple $6,236; and Mr. Watson $5,994.

6 Includes payments made to Mr. Brooksher on a restricted share award given in 2000 equal to our quarterly dividend multiplied times the outstanding restricted share units on the record date.

SHARE OPTIONS GRANTED IN 2003

	Individual Grants				Grant Date Value

	# of Shares	% of Total
Name of	Underlying	Options Granted	Base Price	Expiration	Grant Date
Executive	Options Granted [1]	in Fiscal Year	Per Share	Date	Present Value [2]

K. Dane Brooksher	300,000	15.34	$30.00	9/25/13	$1,262,160
Irving F. Lyons, III	150,000	7.67	$30.00	9/25/13	$631,080
Walter C. Rakowich	75,000	3.83	$30.00	9/25/13	$315,540
Jeffrey H. Schwartz	75,000	3.83	$30.00	9/25/13	$315,540
John W. Seiple, Jr.	75,000	3.83	$30.00	9/25/13	$315,540
Robert J. Watson	70,000	3.58	$30.00	9/25/13	$294,504

1 All options were granted pursuant to our 1997 share plan. Option exercise prices were at market price when granted. The options have a term of 10 years and vest over four years. DEUs were not given with the 2003 grants.

2 The estimated hypothetical values are based on the Black-Scholes option pricing model in accordance with SEC rules. We used the following assumptions in estimating these values: weighted average option life, 6.25 years; risk free rate of return, 3.53%; expected volatility, 20.14%; and expected dividend yield, 4.18%.

OPTION EXERCISES IN 2003 AND YEAR-END VALUES

			# Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
			Year-End		Year-End [1]
	# Shares
Name of	Acquired on	$Value
Executive	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

K. Dane Brooksher	0	0	953,866	641,623	$9,893,310	$3,498,542
Irving F. Lyons, III	0	0	726,487	330,282	$7,525,045	$1,873,448
Walter C. Rakowich	0	0	301,539	161,383	$3,071,897	$888,182
Jeffrey H. Schwartz	0	0	314,606	128,250	$3,343,705	$580,620
John W. Seiple, Jr.	0	0	301,539	161,383	$3,071,897	$888,182
Robert J. Watson	0	0	210,613	287,978	$2,401,053	$1,958,052

1 Based on the December 31, 2003, closing price for the company’s common shares of $32.09 per share.

CONTINGENT PERFORMANCE AWARDS FOR 2004

Awards Granted in 2003 for the Performance Period
Beginning January 1, 2004 and Ending December 31, 2004
	Number of Shares,	Performance or Other Period
Name	Units or Other Rights [1]	Until Maturation or Payout [1]

K. Dane Brooksher	72,000	12/31/04
Irving F. Lyons, III	36,000	12/31/04
Walter C. Rakowich	18,000	12/31/04
Jeffrey H. Schwartz	18,000	12/31/04
John W. Seiple, Jr.	18,000	12/31/04
Robert J. Watson	15,000	12/31/04

1 All performance share awards were granted under our 1997 share plan. The 12/31/04 date is when such awards may be earned. Awards are earned if performance criteria established by the compensation committee are met during the ensuing year and vest two years thereafter. The criteria are based on two measures involving specified levels of funds from operations per share and return on invested capital (weighted 75%) and objective and subjective criteria relative to an executive’s area of responsibility (weighted 25%). The compensation committee can award more or less than the target award if an executive exceeds or falls short of the stated criteria. Awards are forfeited if the executive is not employed by the company at the time the award vests.

EQUITY COMPENSATION PLANS

We have four equity compensation plans: (1) the ProLogis 1997 Long-Term Incentive Plan as amended and restated in 2002, referred to in the proxy statement as our 1997 share plan, (2) the Share Option Plan for Outside Trustees, as amended, (3) the 2000 Share Option Plan for Outside Trustees as amended and restated on September 26, 2002, referred to in the proxy statement as our 2000 trustee option plan, and (4) the Meridian Industrial Trust, Inc. Employee and Director Incentive Stock Plan, which we assumed when Meridian merged with and into ProLogis in March 1999. The 1997 share plan and the 2000 trustee option plan are our primary vehicles for awarding equity-based compensation to our executives and outside trustees. The total amounts under all four plans are identified in the following table.

# of Securities Remaining
	# of Securities to be Issued	Weighted-Average Exercise	Available for Future Issuance
	Upon Exercise of	Price of Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants and	Plans (Excluding Securities
Plan Category	Warrants and Rights(a) [1]	Rights(b) [1]	Reflected in Column (a))(c) [1]

Equity compensation plans approved by security holders	12,741,253 [2]	$23.75	7,011,249
Equity compensation plans not approved by security holders	N/A	N/A	N/A

1 Does not include 56,484 outstanding common shares that have been purchased by employees under the Employee Share Purchase Plan (“ESPP”) and 4,932,106 common shares that are reserved for future issuance under the ESPP, which was approved by the shareholders on May 17, 2001.

2 Includes DEUs issuable upon the exercise of options.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

We do not have employment contracts with any of our executive officers. If a change in control occurs, however, both our 1997 share and 2000 outside trustee plans do provide that all options become immediately exercisable and restrictions on purchased shares lapse, subject to certain conditions. We also have agreements with ten officers that if a change in control occurs, certain benefits will inure to those officers.

•	Change in Control

The agreements provide that if within 24 months after a change in control occurs an officer is terminated without cause or resigns due to a material change in duties, then that officer is entitled to a lump-sum payment. Depending on the seniority of the officer, the payment ranges from base salary and target bonus to 3x that amount plus prorated amounts for the year of termination. The officers would also be entitled to receive insurance for up to 36 months depending upon the officer’s level of responsibility with the company. A “change in control” is defined as the happening of any of the following:

•	The consummation of a transaction, approved by the shareholders of ProLogis, to merge ProLogis into or consolidate ProLogis with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a change in control is not deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of ProLogis, the surviving corporation or corporation directly or indirectly controlling ProLogis or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of ProLogis immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of ProLogis may be a new holder of such beneficial ownership.

•	The “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing 50% or more of the combined voting power of ProLogis is acquired, other than from ProLogis, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of ProLogis).

•	At any time during any period of two consecutive years, individuals who at the beginning of such period were members of the board of trustees of ProLogis cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by ProLogis’s shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

      Under the agreements, Messrs. Brooksher, Lyons, Rakowich, Schwartz, Seiple and Watson would have been entitled to receive payments in the amount of $5,025,000, $3,150,000, $1,280,000, $1,380,000, $1,280,000, and $1,192,430, respectively, if their positions had been terminated on December 31, 2003, following a change in control.

•	Special Equity Agreements

We entered into special equity agreements with Mr. Brooksher in 2000 (amended in 2003) and Mr. Lyons in 2003 whereby they agreed to continue employment through 2004 and we agreed to extend the expiration date of their options, existing and to be granted, under the 1997 share plan to no earlier than five years after their respective retirement, disability or death but no later than ten years from the grant date. We further agreed that any DEUs accumulating under any options would continue to accrue until five years after their respective retirement, disability or death. We also agreed with Mr. Lyons that, for purposes of our 1997 share plan, he would be treated as if he reached retirement age thereunder at the end of 2004. Under Mr. Brooksher’s agreement we also granted 167,500 RSUs, which will settle in equal installments from 2005 through 2008. Dividend equivalent payments will be paid in an amount equal to our quarterly dividend multiplied by the outstanding RSUs as of the applicable record date. These payments are reflected in the compensation table above. The RSUs will be ultimately settled in common shares.

      Mr. Brooksher and Mr. Lyons also agreed that until December 2009 they would not serve on a board or be an officer or employee of any public real estate investment trust or be employed or otherwise provide services to any of our competitors, if such services would be substantially similar to those they respectively provided to ProLogis during their final 24 months with the company. They also agreed that until December 2009 they would not directly or indirectly own interest in any of our competitors other than up to 5% of the stock of any publicly traded company. Mr. Lyons’s interest in King & Lyons, L.P., however, is excluded from the above limitations as to specified properties it owns.

FIVE-YEAR PERFORMANCE GRAPH: 1999-2003

The chart below compares the five-year cumulative total return, assuming the reinvestment of dividends, on ProLogis common shares with that of the S&P 500 Index and the National Association of Real Estate Investment Trust, Inc. Equity Index. The graph assumes $100 was invested on December 31, 1998. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on December 31, 2003, assuming the reinvestment of dividends. We caution that the share price performance shown below should not be considered indicative of future price performance.

CUMULATIVE TOTAL RETURN

Based upon an initial Investment of $100 on December 31, 1998 with dividends reinvested

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

ProLogis	$100	$99	$122	$126	$156	$210
S&P© 500 Index	$100	$121	$110	$97	$76	$97
NAREIT Equity REIT Index	$100	$95	$121	$137	$143	$141
Copyright @ 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of ProLogis’s previous or future filings under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

      The primary purpose of the audit committee is to assist the board of trustees in its general oversight of the company’s financial reporting process. The committee is comprised of the four trustees named below. Each member of the committee is independent as defined by the SEC and NYSE listing standards. In addition, our board has determined that D. Michael Steuert is both independent and an audit committee financial expert as defined by SEC rules. The committee’s function is more fully described in its charter which has been approved by our board. The charter is attached to this proxy statement as Appendix B and can also be viewed, together with any future changes that may occur, on the ProLogis website at www.prologis.com.

      We have reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2003, and unaudited financial statements for the quarters ended March 31, June 30, and September 30, 2003, as amended, with management and KPMG LLP, the company’s independent auditor. KPMG LLP is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in the United States of America. The committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). KPMG LLP has provided to the company the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee has discussed with KPMG LLP their independence. The committee also concluded that KPMG LLP’s performance of non-audit services, as described in the next section, to ProLogis and its affiliates is compatible with KPMG LLP’s independence.

      Based on the considerations referred to above, the committee recommended to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for 2003 and that KPMG be appointed independent auditors for the company for 2004. The foregoing report is provided by the following independent trustees, who constitute the committee.

Kenneth N. Stensby (Chair)
George L. Fotiades
Neelie Kroes
D. Michael Steuert

INDEPENDENT AUDITORS

In addition to retaining KPMG LLP to audit our consolidated financial statements for 2003, we retained KPMG LLP to provide certain advisory services in 2003. In the course of KPMG LLP’s providing services on our behalf, we recognize the importance of KPMG LLP’s ability to maintain objectivity and independence in their audit of our financial statements and the importance of minimizing any relationships that could appear to impair that objectivity. To that end, the audit committee has adopted policies and procedures governing the pre-approval of audit and non-audit work performed by our independent auditors. The independent auditors are authorized to perform specified pre-approved services up to certain annual amounts which vary by the type of service provided. Individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also detail certain services which the independent auditors are prohibited from providing to the company.

      The aggregate fees billed for professional services by KPMG LLP in 2003 and 2002 for these various services were approximately:

Types of Fees	2003	2002

Audit Fees	$758,783	$471,960
Audit-Related Fees	$272,688	$240,464
Tax Fees	$169,619	$95,569
All Other Fees	$0	$65,000

Total	$1,201,090	$872,993

      In the above table, “audit fees” are those billed by KPMG LLP to ProLogis for professional services for the audit of ProLogis’s consolidated financial statements included in Form 10-K and review of financial condensed statements included in Form 10-Qs, including all services required to comply with generally accepted auditing standards, comfort letters, statutory audits, and review of documents filed with the SEC (fees for comfort letters in 2003 were $163,750; no comfort letters were issued in 2002); “audit-related fees” are fees billed by KPMG LLP for assurance and related services that are traditionally performed by KPMG LLP including employee benefit plan audits, attest services that are not required by statute or regulation, consultation services related to compliance with the Sarbanes-Oxley Act of 2002, and other items reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” include fees billed by KPMG LLP to ProLogis for any services not included in the foregoing categories.

APPOINTMENT OF INDEPENDENT AUDITORS	PROPOSAL 3

KPMG LLP has been recommended by the audit committee of the board for reappointment as our independent auditor. KPMG LLP was our independent auditor for the year ended December 31, 2003. Subject to your approval, the board of trustees has appointed KPMG LLP as our independent auditor for the year 2004.

      KMPG LLP representatives are expected to attend the 2004 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

      The board unanimously recommends that the shareholders vote FOR the following proposal:

      Resolved that the appointment by the Board of Trustees of the firm of KPMG LLP as Independent Auditors for the company for the year 2004 is hereby approved.

      In the event shareholders do not approve the appointment, the appointment will be reconsidered by the audit committee and board.

ADDITIONAL INFORMATION

•	Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at our principal executive offices no later than the close of business on December 11, 2004. Proposals should be addressed to Edward S. Nekritz, Secretary, ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011.

•	Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2005 annual meeting, our bylaws permit such a presentation if (1) a shareholder’s notice of the proposal, which may include nominees for trustee, and any required supporting information is received by our secretary during the period from 90 to 120 days before the anniversary date of the previous year’s annual meeting, and (2) it meets the bylaws and SEC requirements for submittal. For consideration at the 2005 annual meeting, therefore, any proposals not submitted by the deadline for inclusion in the proxy must be received by us between December 21, 2004 and January 20, 2005. Notices of intention to present proposals at the 2005 annual meeting should be addressed to Edward S. Nekritz, Secretary, ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011.

•	Voting Securities

Shareholders of record at the close of business on March 17, 2004, will be eligible to vote at the meeting on the basis of one vote for each share held. On such date there were 181,175,463 common shares outstanding. There is no right to cumulative voting and a majority of the outstanding shares represented in person or by proxy will constitute a quorum.

•	Vote Required for Approval

Assuming the presence of a quorum, (1) trustees will be elected by a plurality of the votes cast at the annual meeting, and (2) the amended and restated outside trustees plan and appointment of the independent auditors will be approved by the affirmative vote of a majority of the common shares voted at the meeting or by proxy, provided that the total votes cast on the proposal represent at least a majority of the votes entitled to be cast. Abstentions and broker non-votes, if any, will have no effect on the outcome of the matters to be voted on at the meeting, except that if at least a majority of shares entitled to vote do not vote on the amendment to the outside trustees plan, abstentions and broker non-votes will have the effect of a vote “against” the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is reached.

•	Manner for Voting Proxies

The shares represented by all valid proxies received by phone, by internet, or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted (1) for the nominees for trustee named earlier in this proxy statement; (2) for approval of the outside trustees plan; (3) for approval of the appointment of independent auditors; and (4) as otherwise recommended by the board. The board knows of no other matters which may be presented to the meeting.

•	Solicitation of Proxies

Proxies may be solicited on behalf of the board of trustees by mail, telephone, other electronic means, or in person. Copies of proxy material and of the annual report may be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Proxies may be solicited by officers or employees of the company, none of whom will receive additional compensation.

•	Attendance at the Meeting

If you are a registered owner and plan to attend the meeting in person, just detach and retain the admission ticket attached to your proxy card. Beneficial owners whose ownership is registered under another party’s name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to Edward S. Nekritz, Secretary, ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011. Record owners and beneficial owners (including holders of valid proxies) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

•	Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2003 annual report may be viewed online at http://ir.prologis.com. Shareholders can receive future annual reports and proxy statements electronically by registering at www.investordelivery.com. Once registered, you will be notified by e-mail when materials are available electronically for your review. You will also be given a website link to vote your proxy via the internet. If your shares are held through a bank, broker, or other holder of record, they can instruct you on selecting this option. You can notify us at any time if you want to resume mail delivery by calling our investor relations group at (800) 820-0181.

•	Annual Report

Our current annual report and annual report on Form 10-K, which include consolidated financial statements, are being mailed to shareholders concurrently with this proxy statement. We will provide additional complete copies of the annual report to requesting shareholders, free of charge. Just send your written request to ProLogis Investor Relations, 14100 E. 35th Place, Aurora, Colorado 80011.

•	Delivery of Documents to Shareholders Sharing an Address

If you share an address with any of our other shareholders, your household might receive only one copy of the annual report and proxy statement. To request individual copies of the annual report and proxy statement for each shareholder in your household, please contact the Investor Relations Department, ProLogis, 14100 E. 35th Place, Aurora, Colorado 80011 (telephone: 800-820-0181). We will deliver copies of the annual report and proxy statement promptly following your written or oral request. To ask that only one set of the documents be mailed to your household, please contact your broker.

•	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our trustees, officers and certain beneficial owners to file reports of holdings and transactions in ProLogis shares with the SEC and the NYSE. Based on our records and other information we believe that in 2003 all of the above met all applicable SEC filing requirements.

•	Other Matters

We do not anticipate any other business being brought before the meeting. In addition to the scheduled items, however, the meeting may consider properly presented shareholder proposals and matters relating to the conduct of the meeting. As to any other business, it is intended that proxies will be voted using the best judgment of the persons voting such proxies.

March 31, 2004

Aurora, Colorado

APPENDIX A

PROLOGIS GOVERNANCE GUIDELINES

1.	Introduction

      The principal duty of the Board of Trustees (the “Board”) and management of ProLogis (“ProLogis” or the “Company”) is to assure that the Company is well managed in the interests of its shareholders. The Board has adopted the following corporate governance guidelines specifically tailored to the needs of the Company. These guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. The Board believes these guidelines should be an evolving set of corporate governance principles, subject to alteration as circumstances warrant.

2.	Trustee Responsibilities

      The primary responsibilities of the Board are:

•	review and, where appropriate, approval of the financial objectives, major strategies and plans, and major corporate actions;

•	selection and evaluation of ProLogis’ chairman and chief executive officer;

•	review of senior management compensation;

•	periodic review of management succession plans;

•	selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

•	review of the adequacy of the company’s systems for compliance with all applicable laws and regulations, for safeguarding the company’s assets and for managing the major risks it faces;

•	provide advice and counsel to senior management; and

•	use, as necessary, independent professional advisors in making decisions.

      A trustee is expected to spend the time and effort necessary to properly discharge the trustee’s responsibilities. Accordingly, a trustee is expected to regularly attend meetings of the Board and the Committees on which the trustee sits, with the understanding that on occasion a trustee may be unable to attend a meeting. A trustee who is unable to attend a meeting is expected to notify the Chairman of the Board or the appropriate committee chair in advance of such meeting.

Selection and Composition of the Board

3.	Board Membership Criteria

      The Board Governance and Nomination Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and its perceived needs at that time.

4.	Selection of New Trustees

      The Board itself should be responsible, in fact as well as procedure, for selecting its own members and in recommending them for election by the shareholders. The Board delegates the screening process involved to the Board Governance and Nomination Committee with the direct input from the Chairman of the Board and the Chief Executive Officer.

5.	Extending the Invitation to a New Potential Director to Join the Board

      The invitation to join the Board is extended by the Chairman of the Board on behalf of the Board.

Board Leadership

6.	Selection of the Chairman

      The Board does not have a policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate or combined, and, if separate, whether the Chairman of the Board should be selected from the non-employee trustees or be an employee.

Board Qualification and Performance

7.	Independence of the Board

      The Board must at all times be comprised of a majority of independent members in accordance with the applicable provisions of the Securities Act of 1934 and the rule promulgated thereunder and the applicable rules of the New York Stock Exchange.

8.	Size of Board

      The Board currently consists of ten trustees. However, the Declaration of Trust provides that the size of the Board may not be less than three, nor more than fifteen, as determined by the Board.

9.	Trustee Service on Concurrent Boards

      Trustees are not prohibited from serving simultaneously on multiple companies’ boards; however, if any trustee serves on three or more public company boards simultaneously (including the Company’s Board), then the Board shall determine that such simultaneous service does not impair the ability of such member to effectively serve the Company. Independent Trustees should also advise the Chairman of the Board and the Chairman of the Governance and Nomination Committee in advance of accepting an invitation to serve on another board.

10.	Board Compensation Review

      The Board or an authorized committee thereof will determine and review the form and amount of trustee compensation, including cash, equity-based awards and other trustee compensation. The Board will be aware that questions may be raised when trustees’ fees and benefits exceed what is customary. Similarly, the Board will be aware that the independence of trustees could be questioned if substantial charitable contributions are made to organizations in which a trustee is affiliated or if the Company provides other indirect compensation to a trustee. The Board will critically evaluate each of these matters when determining the form and amount of trustee compensation, and the independence of a trustee.

11.	Assessing the Board’s Performance

      The Board will conduct an annual self-evaluation, based on criteria defined by the Board, of its performance and the performance of designated committees to determine whether the Board and committees are functioning effectively. The results of this evaluation shall be documented in Board minutes and discussed by the full Board with any agreed changes incorporated in Board and committee charters as applicable. The Board, with the assistance of the Board Governance and Nomination committee, shall review these Governance Guidelines to determine whether changes are appropriate.

12.	Board Interaction with Institutional Investors, the Press, Customers, Etc.

      It is the policy of the Board that only senior management speaks for ProLogis. All third party interactions relating to the Company, including but not limited to, investors, analysts, the media, and customers, shall be with senior management. Without the concurrence of the Chief Executive Officer, no Trustee shall interact with any third party regarding the affairs of ProLogis.

13.	Trustees Who Change Their Present Job Responsibility

      It is the sense of the Board that individual trustees who change the responsibility they held when they were elected to the Board should submit a letter of resignation to the Board.

      It is not the sense of the Board that in every instance the trustees who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Governance and Nominating Committee, to review the continued appropriateness of Board membership under these circumstances.

14.	Former Chief Executive Officer’s Board Membership

      The Board believes this is a matter to be decided in each individual instance. It is assumed that when an executive officer resigns from management, he should offer his resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for consideration by the full Board.

15.	Board Access to Senior Management

      Board members have complete access to the Company’s management, subject to reasonable advance notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations. The Board encourages management to include key managers in Board meetings who can share their expertise with respect to matters before the Board. This also enables the Board to gain exposure to key managers with future potential in the Company.

16.	Trustee Orientation and Education

      The Board or the Company will establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly elected trustees of the Company for their benefit either prior to or within a reasonable time after their nomination or election as a trustee. The Board or the Company will encourage, but not require, trustees to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly traded companies.

Meeting Procedures

17.	Board Agenda

      The Chairman establishes the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda.

18.	Board Materials Distributed in Advance

      To the extent feasible, the meeting agenda and information materials relating to the Board and committee meetings are distributed to the trustees one week in advance of the meeting. Sensitive materials are reserved for distribution at the Board meeting.

19.	Regular Attendance of Non-Trustees at Board Meetings

      The Chairman designates the guest attendees at any Board meeting, who are present for the purpose of making presentations, responding to questions by the trustees, or providing counsel on specific matters within their areas of expertise. Non-Board members are excused from Board meetings from time to time when the Chairman of the Board or any Board member requests an executive session.

20.	Frequency and Length of Meetings

      The committee chairs, in consultation with committee members, will determine the frequency and length of Committee meetings.

21.	Committee Agenda

      The chair of each committee, in consultation with committee members and the appropriate members of Management and staff, will develop the committee’s agenda.

22.	Executive Sessions of Outside Trustees

      Non-management Trustees may request non-management meetings of the Board at any time.

Committee Matters

23.	Committees

      The Board currently has four standing committees: Audit; Investment; Management Development and Compensation; and Board Governance and Nomination. From time to time, the Board may provide for such other standing or special committees as may be necessary to carry out its responsibilities. The Audit Committee, the Management Development and Compensation Committee and the Board Governance and Nomination Committee will be comprised entirely of independent trustees as required by law or under the rules of the New York Stock Exchange.

24.	Assignments and Rotation of Committee Members

      The Board Governance and Nomination Committee is responsible, after consultation with the Chairman and with consideration of the desires of individual Board members, for recommending the assignment of Board members to various committees.

      It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not believe that such a rotation should be mandated since there may be reasons to maintain an individual trustee’s committee membership for a longer period. Service on different committees from time to time by Board members is desirable and will increase a trustee’s contribution to the company. Concurrent membership on more than one committee is also desirable where practical.

Leadership Development

25.	Formal Evaluation of the Chief Executive Officer

      The Management Development and Compensation Committee evaluates the Chief Executive Officer annually, and reviews its actions with the Board. The Board communicates its views to the Chief Executive Officer through the Chairman of the Management Development and Compensation Committee. The Management Development and Compensation Committee’s evaluation of the Chief Executive Officer is based upon a combination of objective and subjective criteria and is discussed fully each year in the Company’s annual proxy statement.

26.	Succession Planning

      The Chief Executive Officer reports annually to the Board on succession planning for senior executive positions. The Board may also identify key senior management positions for which it chooses to recommend replacement candidates. In these cases, it is recognized the Chief Executive Officer has presiding authority to appoint senior management positions but may consider Board recommendations in determining final appointment. In addition, the Board will on occasion review a short-term succession plan delineating temporary delegation of authority in the event that the Chief Executive Officer is unable to perform his or her duties.

27.	Management Development

      The Chief Executive Officer reports regularly to the Management Development and Compensation Committee on the Company’s management development activities.

APPENDIX B

AUDIT COMMITTEE CHARTER

       The Board of Trustees (the “Board”) of ProLogis (the “Trust”) hereby renews and reaffirms the establishment of an Audit Committee (the “Committee”). The purpose of the Committee is to be an informed, vigilant and effective overseer of the financial accounting and reporting processes of the Trust consistent with risk mitigation appropriate in the circumstances. The Committee shall also monitor (i) the integrity of the financial statements of the Trust, (ii) the Trust’s compliance with legal and regulatory requirements, (iii) the public accountants’ qualifications and independence and (iv) the performance of the Trust’s internal audit function and public accountants. The Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Trust’s annual proxy statement. To achieve these objectives, the Committee shall be constituted and operated pursuant to the following requirements:

1.	Organization and Rules of the Committee

      The Committee shall consist of three or more members. The Board shall elect the members of the Committee annually, considering the recommendations of the Board Governance and Nomination Committee and shall designate the Chairman of the Committee, each of whom will serve until their successors are elected by a majority vote of the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to the following eligibility requirements, considering the recommendations of the Board Governance and Nomination Committee. Subject to such rules as the Board shall prescribe, the Committee shall meet at such times, but not less than four times annually, and place as the members of the Committee shall deem necessary or desirable. Meetings of the Committee may be called at any time by the Chairman of the Committee. No notice of meetings need be given. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. Except as expressly provided in the Declaration of Trust Bylaws or the ProLogis Governance Guidelines, the Committee shall fix its own rules of procedure.

2.	Committee Membership

      All members must satisfy the independence, experience and financial expertise requirements of the New York Stock Exchange (the “NYSE”) and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002. At least one member of the Committee shall qualify as an “audit committee financial expert” under the requirements of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Trustees’ fees are the only compensation (which may be in the form of stock-based or other compensation awards if such form of compensation is available for all Trustees) that a Committee member may receive from the Trust. No member of the Committee may serve on the audit committee of more than three public companies, including the Trust, unless (i) the Board determines such simultaneous service will not impair the ability of such members to serve effectively on the Committee and (ii) the Trust discloses such determination in the Trust’s annual proxy statement.

3.	Committee Responsibilities and Authority

      The Committee shall be directly responsible for the appointment, compensation and oversight of the Trust’s public accountants and, as a result, shall have the sole authority to appoint or replace the public accountants and shall approve all audit engagement fees and terms and all permitted non-audit engagements with the public accountants. The Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of permitted non-audit services may be delegated to a single member of the Committee. In its capacity as a Committee of the Board, the Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Committee.

      The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Committee shall meet periodically with management, the internal auditors and the registered public accountants in separate executive sessions in furtherance of its purposes.

      The Committee may request any officer or employee of the Trust or the Trust’s outside counsel or public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      In performing its functions, the Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Committee. The following functions are some of the common recurring activities of the Committee in carrying out its oversight responsibility:

•	Prior to the filing of the Trust’s Annual Report or Form 10-K, review and discuss with management and the public accountants the Trust’s annual audited financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, or as otherwise required by law or the rules of the SEC and the American Institute of Certified Public Accountants, and recommend to the Board whether the audited financial statements should be included in the Trust’s Annual Report on Form 10-K.

•	Review and discuss with management and the public accountants the Trust’s quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, or as otherwise required by law or the rules of the SEC and the American Institute of Certified Public Accountants, prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the registered public accountants’ reviews of the quarterly financial statements to the extent applicable.

•	Review and discuss with management and the public accountants, as applicable:

—	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Trust’s selection or application of accounting principles, and major issues as to the adequacy of the Trust’s internal controls and any special audit steps adopted in light of material control deficiencies;

—	analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

—	any management letter provided by the public accountants and the Trust’s response to that letter;

—	any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants’ activities or on access to requested information and management’s response thereto;

—	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Trust; and

—	earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies, it being understood that the Committee may review and discuss the types of information to be disclosed and the type of presentation to be made generally and not in advance of each instance in which earnings guidance is provided.

•	Discuss with management the Trust’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Trust’s risk assessment and risk management policies.

•	Review management’s documentation of the Trust’s internal controls and the public accountants’ assessment of those internal controls.

•	Obtain and review a report from the public accountants at least annually regarding:

—	the public accountants’ internal quality-control procedures,

—	any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

—	any steps taken to deal with any such issues, and

—	all relationships between the public accountants and the Trust.

•	Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the public accountant and taking into account the opinions of management and the Trust’s internal auditors.

•	Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the public accountant firm itself.

•	Recommend to the Board policies for the Trust’s hiring of employees or former employees of the public accountants who were engaged on the Trust’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the Chief Executive Officer, Controller, Chief Financial Officer or Chief Accounting Officer to have participated in the Trust’s audit as an employee of the public accountants during the preceding one-year period).

•	Discuss with the public accountants any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

•	Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

•	Establish procedures for:

—	the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters and

—	the confidential, anonymous submission by employees of the Trust of concerns regarding questionable accounting or auditing matters.

•	Review disclosures made by the Trust’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Trust’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•	Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

•	Ensure that the Trust maintains an internal audit function.

•	Periodically, meet independently with the Internal Auditor and review its charter, organizational structure, audit plan, budget and staffing.

•	Review and approve the annual internal audit plan and review findings from completed internal audits and status reports on the internal audit plan

•	Ensure that there are no unjustified restrictions or limitations on the Trust’s internal auditor.

4.	General

      The Committee may request the senior internal auditor and the public accountant to meet with the members of the Committee without members of management or officers present to discuss such topics as the Committee deems appropriate. While the Committee has the responsibilities set forth in its Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.

APPENDIX C

PROLOGIS 2000 SHARE OPTION PLAN

FOR OUTSIDE TRUSTEES
(As Amended and Restated Effective as of May 18, 2004)

       1.     History, Purpose and Effective Date of the Plan. ProLogis, a Maryland real estate investment trust (the “Trust”), established the ProLogis Trust 2000 Share Option Plan for Outside Trustees (the “Plan”) effective as of May 18, 2000. The Plan is intended to advance the interests of the Trust and its shareholders by affording to the Trustees who are not officers or employees of the Trust or its affiliates an additional opportunity to participate in the ownership of the Trust and to benefit from any appreciation in the market value of the Shares in order to motivate, retain and attract the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Trust depends. Effective as of September 26, 2002, the name of the Plan was changed to “ProLogis 2000 Share Option Plan for Outside Trustees”. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior May 18, 2004.

      2.     Definitions. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

(a)	“Administrator” — The Secretary of the Trust or other person (who is not an Outside Trustee) designated by the Board to administer the Plan.

(b)	“Annual Meeting” — The annual meeting of shareholders of the Trust.

(c)	“Award” — Collectively or individually, as the context provides, any Option, Deferred Share Unit or other grant of a right under the Plan.

(d)	“Beneficiary” — With respect to an Outside Trustee, the person or persons the Outside Trustee designates to receive the balance in his or her Deferred Unit Account in the event his or her Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Outside Trustee and filed with the Administrator prior to the Outside Trustee’s death. A Beneficiary designation shall be effective when filed with the Administrator in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Trustee’s Deferred Unit Account shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Trustee, the Beneficiary shall be the Outside Trustee’s estate.

(e)	“Board” — The Board of Trustees of ProLogis.

(f)	“Cause” shall mean, in the reasonable judgment of the Administrator, (i) the willful and continued failure by the Trustee to substantially perform his or her duties with the Trust after written notification by the Trust, (ii) the willful engaging by the Trustee in conduct which is demonstrably injurious to the Trust or any affiliate, monetarily or otherwise, or (iii) the engaging by the Trustee in egregious misconduct involving serious moral turpitude. For purposes hereof, no act, or failure to act, on the Trustee’s part shall be deemed “willful” unless done, or omitted to be done, by the Trustee not in good faith and without reasonable belief that such action was in the best interest of the Trust or the affiliate.

(g)	“Change in Control” — As defined in Section 12.

(h)	“Deferred Unit Account” — A bookkeeping account maintained by the Trust on behalf of each Outside Trustee who is granted a Deferred Share Unit hereunder.

(i)	“Deferred Share Unit” — A stock unit granted pursuant to the provisions hereof.

(j)	“Disability” — Disability resulting from injury or illness which, as determined by the Administrator, renders the Participant unable to serve as a Trustee of the Trust.

(k)	“Dividend Equivalent Units” — As defined in Section 11.

(l)	“Exchange Act” — The Securities Exchange Act of 1934, as amended

(m)	“Fair Market Value” — The closing price of Shares on the New York Stock Exchange, as such price is reported in the Wall Street Journal on the business day immediately following the date on which the determination is to be made.

(n)	“Option” — An option to purchase Shares granted pursuant to the provisions hereof.

(o)	“Outside Trustee” — A Trustee of the Trust who is not an officer or employee of the Trust or its affiliates.

(p)	“Participant” — An Outside Trustee who has been granted an Award under this Plan.

(q)	“Plan” — ProLogis 2000 Share Option Plan for Outside Trustees set forth herein.

(r)	“Retirement” — Retirement shall mean the termination of the Trustee’s position as a Trustee after providing at least five years of service as a Trustee to the Trust and attaining age 60.

(s)	“Share Option Agreement” — The agreement described in Section 5 between the Trust and the Participant evidencing the grant of an Option hereunder pursuant to which the Participant may purchase Shares hereunder.

(t)	“Shares” — The Trust’s present common shares of beneficial interest and any share or shares of beneficial interest or other securities of the Trust hereafter issued or issuable upon, in respect of or in substitution or in exchange therefor.

(u)	“Termination Date” — The date on which an Outside Trustee’s service as an Outside Trustee terminates for any reason.

(v)	“Trustee” — A person who is a member of the Board.

      3.     Administration of the Plan. The Plan shall be administered by the Administrator, who shall, in accordance with the provisions hereof: (i) direct the preparation of any appropriate documentation, including Share Option Agreements, to document the grant of Options, (ii) process and supervise the exercise and termination of Options, (iii) make necessary adjustments to the Shares because of changes in capitalization of the Trust, (iv) maintain, adjust and supervise payments from Deferred Unit Accounts, and (v) perform such other ministerial acts as are necessary to carry out the purposes of the Plan.

      4.     Shares Subject to Plan. There shall be reserved for use upon exercise of Options granted under the Plan 400,000 Shares (unless such maximum shall be increased or decreased by reason of changes in capitalization as provided in Section 10 hereof). The Shares subject to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Trust. Shares with respect to which an Option has been exercised shall not again be available for Option hereunder, unless the Option shall expire or terminate for any reason without having been exercised in full (including Shares which are surrendered pursuant to Section 5(d)), in which case new Options may be granted hereunder covering such Shares.

      5.     Options.

(a)	Option Grant and Agreement. On the date of an Outside Trustee’s initial election to the Board, the Outside Trustee shall be granted an Option to purchase in the aggregate such number of Shares are determined by the Board for the exercise price and subject to the other provisions described below. Each Option granted hereunder shall be evidenced by a written Share Option Agreement dated as of the date of grant, which Agreement shall set forth an offer to sell, at the Option price, the number of Shares subject to the offer, the period of time during which the offer shall remain open, and such other terms and provisions that are consistent with the Plan. Any Option granted pursuant to this Section 5(a) shall be fully vested and exercisable from and after the date of the grant, subject to the other terms and conditions thereof.

(b)	Option Price. The Option price per Share subject to each Option shall be the greater of par value or the Fair Market Value of a Share on the date the Option is granted.

(c)	Option Period. The term of each Option shall be ten (10) years. Each Option shall be subject to earlier termination as hereinafter provided.

(d)	Share Appreciation Rights Under Certain Circumstances.

(i)	In the event of the acquisition of fifty percent (50%) or more of the outstanding Shares as a result of any cash tender offer or exchange offer, other than one made by the Trust, the Trust shall give written notice to each optionholder promptly after the date on which the corporation, person or other entity making a cash tender offer or exchange offer acquires fifty percent (50%) or more of the outstanding Shares. Each optionholder shall thereafter have the right, for a period of thirty (30) days after the date of receipt of such notice from the Trust, to either (i) exercise his or her Option in full, or (ii) surrender his or her Option, or the unexercised portion thereof, to the Trust in exchange for a cash payment to be made by the Trust to the Participant within ten (10) days after receipt by the Trust of the Option in an amount representing the difference between the Option price per Share under the Option and the cash price paid per Share in the tender offer, or in the event of an exchange offer, the value per Share of the securities and/or other property offered in such exchange offer.

(ii)	In the event of the dissolution or liquidation of the Trust, each Option granted under this Plan shall terminate as of such dissolution or liquidation date, provided that optionholder shall have the right during the thirty (30) day period prior to such date to exercise his or her Option in full. At the end of such period, any unexercised Option, or any unexercised portion thereof, shall terminate and be of no further effect.

      6.     Deferred Share Units. On such date determined by the Board (but in no event prior to the approval of this amended and restated Plan by the Trust’s shareholders), each Outside Trustee on such date shall be granted a Deferred Share Unit with respect to that number of Shares having a Fair Market Value equal to $50,000. Any Deferred Share Unit granted pursuant to this Section 6 shall be subject to the following terms and conditions of this Section 6 and all other terms and conditions of the Plan.

(a)	Crediting of Deferred Share Units. As of each date on which an Outside Trustee is granted a Deferred Share Unit under the Plan, his or her Stock Unit Account will be credited with that number of units equal to the number of shares subject to the Deferred Share Unit granted to the Outside Trustee as of such date.

(b)	Dividend Equivalent Units. A Participant’s Deferred Unit Account shall be credited with Dividend Equivalent Units in accordance with Section 11.

(c)	Distribution of Deferred Unit Account. As of the Outside Trustee’s Termination Date, he or she shall be entitled to a distribution of that number of Shares equal to the sum of (i) the number of units and (ii) the number of Dividend Equivalent Units credited to his or her Deferred Unit Account as of his or her Termination Date. Any distribution pursuant to this Section 6(c) shall be made as soon as practicable following the Outside Trustee’s Termination Date.

(d)	Distributions in the Event of Death. If an Outside Trustee’s Termination Date occurs on account of his or her death, any distributions to which the Outside Trustee is otherwise entitled hereunder shall be made to the Outside Trustee’s Beneficiary as soon as practicable after the Outside Trustee’s death.

(e)	Whole Shares Only. Settlement of all units and Dividend Equivalent Units with respect to a Participant’s Deferred Unit Account shall be made in the form of whole Shares. Any fractional Shares shall be settled in cash. Upon settlement of a unit or Dividend Equivalent Unit (or any portion thereof), neither the Participant nor any other person shall have any rights to or with respect to such unit or Dividend Equivalent Unit (or the portion thereof so settled).

      7.     Non-Transferability and Nonassignment. An Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Notwithstanding the foregoing provisions this Section 7, the Administrator may permit Options awarded under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Administrator may establish. Neither an Outside Trustee’s nor any other person’s rights to payments under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Outside Trustee.

      8.     Exercise of Options; Termination, Death, Disability or Retirement. Each exercise of an Option, or any part thereof, shall be evidenced by a notice in writing to the Trust. The purchase price of the Shares as to which an Option shall be exercised shall be paid in full in cash or by check at the time of exercise. An optionholder shall not have any of the rights of a shareholder of the Trust with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall have been delivered to the optionholder, or the optionholder has been determined by the Trust’s Transfer Agent to be a shareholder of record upon due exercise of the Option. If the Participant’s Termination Date occurs for any reason other than death, Disability or Retirement, the Participant shall have the right, during the period ending three months after such Termination Date, to exercise such Option, to the extent vested, but in no event more than the Option period described in Section 5(c). In the event of death, Disability or Retirement, the Participant in the event of Retirement, the Participant or his or her guardian or legal representative in the event of Disability, or his or her personal representatives, heirs, legatees or distributees in the event of his or her death, shall have the right, up to twelve (12) months from the date of Disability or date of death and up to twelve (12) months from the date of Retirement, as the case may be, to exercise the Option to the extent that the Option is vested and is not exercised (but in any event not more than the Option period described in Section 5(c)). Prior to the date the Shares would otherwise be transferred pursuant to the exercise of an Option, to the extent permitted by the Administrator, a Participant may irrevocably elect to defer receipt of such Shares until the last day of a later calendar year, but in no event later than the date on which the Participant’s Termination Date occurs.

      9.     Compliance with Securities and Other Laws. In no event shall the Trust be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by either the Participant or the Trust of any provision of any law or regulation of any governmental authority or any national securities exchange. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

      10.     Adjustments Upon Changes in Capitalization. The Options and units credited to an Outside Trustee’s Deferred Unit Account shall be adjusted from time to time as follows:

(a)	Subject to any required action by shareholders, the number of Shares covered by each outstanding Option, and the Option price, and the number of units credited to an Outside Trustee’s Deferred Unit Account shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Trust.

(b)	Subject to any required action by shareholders, if the Trust shall be the surviving corporation in any merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled and, to the extent determined by the Administrator, the Option price of an Option shall also be equitably adjusted. A merger or consolidation in which the Trust is not the surviving corporation shall cause each outstanding Option to terminate and to cause the balance in the Outside Trustee’s Deferred Unit Account to be distributed in a lump sum, provided that each optionholder shall, in such event, have the right immediately prior to such merger or consolidation in which the Trust is not the surviving corporation to exercise his or her outstanding Options in full.

(c)	In the event of a change in the Shares as presently constituted which is limited to a change of all of its authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Shares within the meaning of this Plan.

      To the extent that the foregoing adjustments relate to Shares, such adjustments shall be made by the Administrator, whose determination shall be final, binding and conclusive. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

      11.     Dividend Equivalent Units.

(a)	Award of Dividend Equivalent Units With Respect to Options. For periods on and after September 1, 2001, “Dividend Equivalent Units” shall not be granted to any Participant with respect to any Option except to the extent and on such terms and conditions as specifically provided by the Board. With respect to “Dividend Equivalent Units” granted with respect to any Option, the provisions of subparagraphs (i) and (ii) shall apply.

(i)	Crediting of Dividend Equivalent Units. Dividend Equivalent Units granted in connection with Options under the Plan shall be subject to the following:

(A)	Annual Crediting of Dividend Equivalent Units. As of the last day of each calendar year, if the Option and the corresponding Dividend Equivalent Unit are then outstanding, the Participant shall be credited with a number of Dividend Equivalent Units equal to (I) the Trust’s annual dividend for such calendar year, multiplied by (II) the number of Shares underlying the Participant’s outstanding Options that are entitled to awards under this subparagraph (i) during such calendar year (reduced pro rata to reflect Shares underlying such Options that were not outstanding on the record date with respect to each dividend payment date during such year) and divided by (III) the Trust’s average Share price for such calendar year.

(B)	Additional Credits to Reflect Dividend Payments on Dividend Equivalent Units. As of the last day of each calendar year, each Participant shall be credited with a number of additional Dividend Equivalent Units equal to (I) the Trust’s annual dividend for such calendar year, multiplied by (II) the number of Dividend Equivalent Units outstanding during such calendar year (reduced pro rata to reflect Dividend Equivalent Units that were not outstanding on each dividend payment date during such year) and divided by (III) the Trust’s average Share price for such calendar year.

(ii)	Terms and Conditions of Dividend Equivalent Units. Dividend Equivalent Units shall be subject to the following terms and conditions:

(A)	Vesting. Dividend Equivalent Units shall vest in accordance with the vesting schedule applicable to the Option with respect to which the Dividend Equivalent Unit was awarded.

(B)	Time of Settlement. Each vested Dividend Equivalent Unit shall entitle the holder thereof to a Share in which occurs the first of (A) the date the Participant exercises the Option with respect to which the Dividend Equivalent Unit was awarded, or (B) the date such Option expires by its terms (whether by reason of termination of service or otherwise). Notwithstanding the foregoing, in the case of any Dividend Equivalent Units awarded prior to September 1, 2001, to the extent permitted by the Administrator in its sole discretion, a Participant may irrevocably elect, prior to the date the Shares would otherwise be payable, to defer receipt of such Shares as of the last date of a later calendar year, but in no event later than as of the last day of the calendar year in which occurs the tenth anniversary of the grant of the underlying Option. Any such deferral election shall be made in such form and at such times as the Administrator may determine in its sole discretion. Any payments with respect to Dividend Equivalent Units shall be made as soon as practicable after the date as of which payment is to be made in accordance with the foregoing.

(C)	Forfeiture. All Dividend Equivalent Units which are not vested upon the date of the termination of the Trustee’s position as a trustee shall be forfeited.

(D)	Whole Shares Only. Settlement of all Dividend Equivalent Units shall be made in the form of whole Shares. Any fractional Shares shall be settled in cash. Upon settlement of a Dividend Equivalent Unit (or any portion thereof), neither the Participant nor any other person shall have any rights to or with respect to such Dividend Equivalent Unit (or the portion thereof so settled).

(b)	Award of Dividend Equivalent Units With Respect to Deferred Share Units. Each Participant’s Deferred Unit Account shall be credited with Dividend Equivalent Units in accordance with the following provisions of this paragraph (b):

(i)	Annual Crediting of Dividend Equivalent Units. As of the last day of each calendar year, each Participant’s Deferred Unit Account shall be credited with a number of Dividend Equivalent Units equal to (A) the Trust’s annual dividend for such calendar year, multiplied by (B) the number of units held in Participant’s Deferred Unit Account Shares during such calendar year (reduced pro rata to reflect units that were not held in the Participant’s Deferred Unit Account on the record date with respect to each dividend payment date during such year) and divided by (C) the Trust’s average Share price for such calendar year.

(ii)	Additional Credits to Reflect Dividend Payments on Dividend Equivalent Units. As of the last day of each calendar year, each Participant shall be credited with a number of additional Dividend Equivalent Units equal to (A) the Trust’s annual dividend for such calendar year, multiplied by (B) the number of Dividend Equivalent Units held in the Participant’s Deferred Unit Account during such calendar year (reduced pro rata to reflect Dividend Equivalent Units that were not held in the Participant’s Deferred Unit Account not held under the Participants Deferred Unit Account on each dividend payment date during such year) and divided by (C) the Trust’s average Share price for such calendar year.

      12.     Change in Control. In the event that (i) a Trustee’s service is terminated by the Trust or the successor to the Trust for reasons other than Cause following a Change in Control of the Trust (as defined below) or (ii) the Plan is terminated by the Trust or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options and related Awards which have not otherwise expired shall become immediately exercisable. For purposes of the Plan, a “Change in Control” means the happening of any of the following:

(a)	the consummation of a transaction, approved by the shareholders of the Trust, to merge the Trust into or consolidate the Trust with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Trust, the surviving corporation or corporation directly or indirectly controlling the Trust or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Trust immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Trust may be a new holder of such beneficial ownership; or

(b)	the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act of securities representing 50% or more of the combined voting power of the Trust is acquired, other than from the Trust, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Trust); or

(c)	at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Trust’s shareholders, of each new Trustee was approved by a vote of at least two-thirds of the Trustees still in office at the time of such election or nomination who were Trustees at the beginning of such period).

      For purposes of this Section, a Trustee’s service shall be deemed to be terminated by the Trust or the successor to the Trust if the Trustee terminates service after (x) a substantial adverse alteration in the nature of the Trustee’s status or responsibilities from those in effect immediately prior to the Change in Control, or (y) a material reduction in the Trustee’s annual compensation as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to Section 10, and immediately following the Change in Control the Trustee becomes trustee of the entity into which the Trust merged, or the purchaser of substantially all of the assets of the Trust, or a successor to such entity or purchaser, the Trustee shall not be treated as having terminated service for purposes of this Section 12 until such time as the Trustee terminates service with the merged entity or purchaser (or successor), as applicable.

      13.     Amendment of the Plan. All provisions of the Plan (including the form of Share Option Agreement) may at any time or from time to time be modified or amended by the Board; provided, however, that no Option at any time outstanding under the Plan may be materially adversely modified, impaired or cancelled without the consent of the holder thereof and no amendment of the Plan shall materially adversely affect the rights of any Outside Trustee accrued under the Plan prior to the date such amendment is adopted by the Board.

      14.     Plan Termination. The Plan shall terminate on December 31, 2010 except as to Options outstanding on such date and no Option shall be granted under this Plan after that date.

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

YOUR VOTE IS IMPORTANT!

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we’ve provided or return to ProLogis, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Card if you are voting by Telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRLGS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROLOGIS

Vote on Trustees

1.	The election of the following persons as Class II Trustees:			For	Withhold	For All
				All	All	Except
	Nominees:	01)	Stephen L. Feinberg
		02)	Donald P. Jacobs	☐	☐	☐
		03)	D. Michael Steuert
		04)	J. Andre Teixeira

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

		For	Against	Abstain

2.	Approval of Amended and Restated 2000 Share Option Plan for Outside Trustees; and	☐	☐	☐

3.	Approval of Appointment of Independent Auditors for 2004.	☐	☐	☐

Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

Please sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title or capacity in which you are signing.

For address changes/comments, please check this box and write them on the back where indicated ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders

ADMISSION TICKET
Tuesday, May 18, 2004
10:30 a.m. (Mountain Time)
ProLogis
14100 East 35th Place
Aurora, Colorado 80011

Please present this ticket for admittance.

CONSENT TO OBTAIN FUTURE SHAREHOLDER-RELATED MATERIALS
ELECTRONICALLY INSTEAD OF BY MAIL

You now have the option to receive future shareholder communications (annual reports, proxy statements, quarterly reports, etc.) electronically via the Internet instead of printed materials through the mail. This service is being provided to you as a convenience while representing a cost savings for ProLogis.

If you elect this option, you will be notified by email when materials are available electronically for your review. In the case of proxy materials, you will be provided a link to a designated web site with instructions on how to give your proxy via the Internet.

You can register for this program by giving your proxy through www.proxyvote.com or by going to www.investordelivery.com and following the instructions provided. To withdraw your participation in the program or to receive printed copies of any of the company’s materials, please contact ProLogis Investor Relations at 1-800-820-0181 or via email at ir@prologis.com.

PROXY

PROLOGIS

THE PROXY IS SOLICITED BY AND ON BEHALF OF
THE BOARD OF TRUSTEES

2004 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints each of K. Dane Brooksher, Irving F. Lyons, III and Edward S. Nekritz,as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders to be held on May 18, 2004, and at any and all adjournments or postponements thereof, and to vote at such meeting the common shares of beneficial interest that the undersigned would be entitled to vote at such meeting in accordance with the instructions indicated on the reverse side of this card; if no instructions are indicated, the shares represented by this proxy will be voted FOR the election of the listed nominees for Trustee, FOR the Amended and Restated 2000 Share Option Plan for Outside Trustees, and FOR the Appointment of the Independent Auditors for 2004.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy. You are encouraged to specify your choice by marking the appropriate boxes —SEE REVERSE SIDE— but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE